Exhibit 99.102(h)(5)(c)

AMENDMENT
to the
EXPENSE LIMITATION AGREEMENT

THE VICTORY PORTFOLIOS

AMENDMENT made as of October 24, 2012, between Victory Capital Management Inc. (the “Investment Adviser”) and The Victory Portfolios (the “Trust”), a Delaware statutory trust, on behalf of each series portfolio listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”) individually, and not jointly, to the Expense Limitation Agreement dated April 1, 2009 (as amended March 1, 2010, November 12, 2010 and February 23, 2011) and in effect on the date hereof, the “Agreement”).

WHEREAS, the Trust and the Investment Adviser wish to further amend the Agreement by amending Schedule A to remove the Value Fund and include Class A, C, I, R and Y shares of the Dividend Growth Fund;

NOW, THEREFORE in consideration of the covenants contained in this Amendment, the Trust and the Investment Adviser hereby amend the Agreement as follows:

Schedule A to the Agreement is hereby replaced with Schedule A to this Amendment.

IN ALL OTHER RESPECTS, the Agreement is hereby satisfied, confirmed and continued.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

THE VICTORY PORTFOLIOS, on behalf of the Funds, individually and not jointly

By:	/s/ Michael D. Policarpo, II
Name: Michael D. Policarpo, II
Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ David C. Brown
Name: David C. Brown
Title: Co-Chief Executive Officer

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED APRIL 1, 2009
AS AMENDED FEBRUARY 22, 2012

BETWEEN

THE VICTORY PORTFOLIOS AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF APRIL 1, 2009

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
International - Class A	1.40%	August 31, 2017
International - Class C	2.15%	August 31, 2017
International - Class I	1.15%	August 31, 2017
International Select - Class A	1.40%	August 31, 2017
International Select - Class C	2.15%	August 31, 2017
International Select - Class I	1.15%	August 31, 2017

OPERATING EXPENSE LIMITS AS OF MARCH 1, 2010

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Diversified Stock - Class C	2.00%	February 28, 2014
Fund for Income - Class C	1.82%	February 28, 2014
Global Equity - Class A	1.40%	February 28, 2020
Global Equity - Class C	2.15%	February 28, 2020
Global Equity - Class I	1.15%	February 28, 2020
Special Value — Class C	2.20%	February 28, 2014

OPERATING EXPENSE LIMITS AS OF FEBRUARY 29, 2012

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
International - Class Y	1.15%	February 28, 2017
International Select - Class Y	1.15%	February 28, 2017
Diversified Stock - Class Y	0.86%	February 28, 2017
Established Value - Class Y	0.83%	February 28, 2017
Fund for Income - Class Y	0.71%	February 28, 2017
Investment Grade Convertible - Class I	1.00%	February 28, 2013
Large Cap Growth - Class C	2.10%	February 28, 2013
Large Cap Growth - Class R	1.65%	February 28, 2013
Large Cap Growth - Class I	0.95%	February 28, 2013
Large Cap Growth - Class Y	1.02%	February 28, 2017
National Municipal Bond - Class A	0.97%	February 28, 2013
National Municipal Bond - Class Y	0.72%	February 28, 2017
Small Company Opportunity - Class Y	1.15%	February 28, 2017
Stock Index - Class A	0.70%	February 28, 2013
Stock Index - Class R	0.90%	February 28, 2013
Special Value - Class Y	1.03%	February 28, 2017

OPERATING EXPENSE LIMITS AS OF OCTOBER 24, 2012

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Dividend Growth Fund - Class A	1.25%	February 28, 2018
Dividend Growth Fund - Class C	2.00%	February 28, 2018
Dividend Growth Fund - Class I	0.95%	February 28, 2018
Dividend Growth Fund - Class R	1.50%	February 28, 2018
Dividend Growth Fund - Class Y	1.00%	February 28, 2018